Exhibit 10.41

BLUCORA, INC.

RESTATED 1996 FLEXIBLE STOCK INCENTIVE PLAN

NOTICE OF GRANT OF PERFORMANCE-VESTING RESTRICTED STOCK UNITS

Unless otherwise defined herein, the terms defined in the Restated 1996 Flexible Stock Incentive Plan (the “Plan”) of Blucora, Inc. (the “Company”) will have the same defined meanings in this Notice of Grant of Performance-Vesting Restricted Stock Units (the “Notice of Grant”).

Name:	Ajay Kumar
Date of Grant:	August 22, 2013
Maximum Award:	150,000

You have been granted an award (the “Award”) of performance-vesting restricted stock units (“RSUs”) under the Plan on the date specified above (the “Date of Grant”). The aggregate maximum possible number of RSUs subject to the Award is also set forth above (the “Maximum Award”). Each of the RSUs (a “Unit”) is equivalent to one share of the common stock of the Company (“Stock”) for purposes of determining the number of shares of Stock (a “Share” or “Shares”) subject to the Award. None of the RSUs will be issued (nor will you have the rights of a stockholder with respect to the underlying Shares) until the following vesting conditions are satisfied:

Vesting Schedule: Subject to the terms of the Plan, the Notice of Grant, and the Performance-Vesting Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), and provided you remain continuously engaged as an employee of the Company or its Affiliates from the Date of Grant through the applicable vesting dates, the RSUs will become earned and vested as follows:

•	Performance-Based Vesting Conditions: Subject to further time vesting as provided below, the number of RSUs that become earned (the “Performance-Adjusted Units”), if any, during each of the performance periods described below (each, a “Performance Period”) will not exceed the maximum number specified for such Performance Period (the “Performance Period Maximum Award”) and will be determined in accordance with the performance measures, targets and methodology set forth in Appendix 1 attached hereto.

Performance Period	Dates of Performance Period	Performance Period Maximum Award
Performance Period I	7/1/13 through 12/31/13	15,000
Performance Period II	1/1/14 through 12/31/14	60,000
Performance Period III	1/1/15 through 12/31/15	75,000

•	Time-Based Vesting Conditions: In addition to the performance-based vesting conditions stated above, any RSUs that are earned for a Performance Period and become Performance-Adjusted Units are also subject to the following time-based vesting conditions, and no shares of Stock will be issued in settlement of any such Performance-Adjusted Units until such Performance-Adjusted Units become vested on the dates and in the amounts specified below (the “Vested Performance-Adjusted Units”).

Vesting Date	% of Total Performance-Adjusted Units Vested on Vesting Date
The Certification Date (as such term is defined in Appendix 1).	50%
At the end of each six-month period after the Measurement Date (as such term is defined in Appendix 1) (i.e., on June 30 and December 31 of the applicable year), such that the Performance-Adjusted Units earned for a Performance Period will be fully vested on the two-year anniversary of the Measurement Date for such Performance Period.	12.5%

You acknowledge and agree that the Notice of Grant and the vesting schedule set forth herein do not constitute an express or implied promise of your continued engagement as an employee for the vesting period, for any period, or at all, and will not interfere with your right or the Company’s right to terminate your relationship with the Company or its Affiliates at any time, with or without cause.

You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions relating to the Plan and the Award.

[Signature Page Follows]

By your signature below, you agree that the Notice of Grant, including Appendix 1, the Agreement, the Plan, and any employment agreement entered into between you and the Company, as currently in effect and as may be amended, supplemented or restated from time to time (the “Employment Agreement”), constitute your entire agreement with respect to the Award and may not be modified adversely to your interest except by means of a writing signed by the Company and you.

BLUCORA, INC.

By:	/s/ Linda Schoemaker
Linda Schoemaker
General Counsel and Secretary

/s/ Ajay Kumar
Ajay Kumar

APPENDIX 1

Performance-Based Vesting Conditions

(a) Definitions. For purposes of the this Appendix 1, capitalized terms used herein and defined in the Notice of Grant shall have the meanings assigned to them therein, and the following terms will have the following meanings:

“Adjusted EBITDA” is calculated by adjusting GAAP net income, excluding the impact of discontinued operations, net of taxes, income taxes, depreciation, amortization of intangible assets, stock-based compensation, other loss (income), net (which includes such items as interest expense and interest income, gains or losses from the disposal of assets, adjustment to the fair values of contingent liabilities related to business combinations, gains on resolution of contingencies and litigation settlements), transaction related expenses and the impact of any purchase accounting adjustments to the extent such impact is not already adjusted.

“Measurement Date” means the last day of the applicable Performance Period.

“Performance Goal” means the target achievement for each Performance Metric as set forth on the attached matrix.

“Revenue” means revenue as reported in accordance with GAAP (which reflects total gross sales less sales returns).

(b) Performance-Based Vesting.

(i) The determination of the number of Performance-Adjusted Units will be based on the weighted average percentage achievement of the following performance metrics (each, a “Performance Metric”) during each Performance Period:

Performance Metric	Weighting	Targets & Potential Payouts
Revenue	35%	See Performance Matrix
Adjusted EBITDA	65%	See Performance Matrix

The number of Performance-Adjusted Units for a Performance Period will be determined by multiplying the Performance Period Maximum Award by the weighted average of the percentage achievements (weighted as set forth in the table above) of the Performance Goal for the Performance Period as set forth on the attached Performance Matrix, which sets forth the target/plan amounts for each Performance Period, and specifies how the level of target/plan achievement is converted on a scale to achievement under this Award.

The Compensation Committee of the Company’s Board of Directors, a Plan Administrator of the Plan (the “Compensation Committee”), may in its sole discretion adjust the Revenue and Adjusted EBITDA Performance Goal from time to time on or prior to the Certification Date (as defined below) to take into account items such as losses from discontinued operations, the cumulative effect of accounting changes, acquisitions or divestitures, or sales of assets.

(ii) To the extent the percentage achievement for each Performance Metric is less than the maximum percentage set forth on the attached matrix, any RSUs that do not become Performance-Adjusted Units will immediately be forfeited as of the Certification Date for the applicable Performance Period.

(c) Certification of Performance-Adjusted Units. Within the first calendar quarter following each Measurement Date but in no event later than March 15 of each such quarter, the Compensation Committee will certify in writing the degree of achievement of the Performance Goal and the number of Performance-Adjusted Units earned for the applicable Performance Period (the “Certification Date”).

(d) Determinations. All calculations and determinations under this Appendix 1, including without limitation, the determination of the percentage achievement of the Performance Goals, will be made by the Compensation Committee in the exercise of its sole discretion, and all such calculations and determinations will be final.

EXHIBIT A

BLUCORA, INC.

RESTATED 1996 FLEXIBLE STOCK INCENTIVE PLAN

PERFORMANCE-VESTING RESTRICTED STOCK UNIT AGREEMENT

The Company has granted to the employee (the “Employee”) listed on the Notice of Grant to which the Agreement is attached an Award consisting of RSUs subject to the terms and conditions set forth in the Notice of Grant, including Appendix 1 thereto, and the Agreement. The Award has been granted pursuant to the Plan, the provisions of which are incorporated herein by reference.

Unless otherwise defined herein or in the Notice of Grant, capitalized terms will have the meanings assigned under the Plan or in the Notice of Grant.

1. The Award. The Company hereby awards to the Employee the RSUs set forth in the Notice of Grant, which, based on the level of attainment of the performance-based vesting described in the Notice of Grant, may result in the Employee earning as little as zero RSUs or as many RSUs as the Maximum Award. Subject to the terms of the Notice of Grant, the Agreement and the Plan, each Unit of the RSUs, to the extent it is earned and vests and becomes a Vested Performance-Adjusted Unit, represents a right to receive one Share on the applicable vesting date. Unless and until the RSUs become Vested Performance-Adjusted Units, as set forth in the Notice of Grant, the Employee will have no right to receive Shares. Prior to actual distribution of Shares pursuant to any Vested Performance-Adjusted Units, any such RSUs and Performance-Adjusted Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2. Vesting of Performance-Adjusted Units. Except as otherwise provided by the Agreement, and subject to Plan Section 16 and to any other relevant Plan provisions, the Performance-Adjusted Units will vest and become Vested Performance-Adjusted Units as provided in the Notice of Grant. The effect of a Company-approved unpaid leave of absence on the terms and conditions of the Award will be determined by the Plan Administrator and subject to applicable laws.

3. Forfeiture upon Termination of Service. Notwithstanding any contrary provision of the Agreement or the Notice of Grant, if the Employee terminates service as an employee for any or no reason, any RSUs that have not become Vested Performance-Adjusted Units as of the date of termination will be forfeited at no cost to the Company.

4. Payment after Vesting. Any Vested Performance-Adjusted Units will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in Shares on, or as soon as practicable after, the applicable vesting date (but in any event, by the fifteenth day of the third month following the tax year in which the Performance-Adjusted Units vest) provided that, to the extent determined appropriate by the Company, the minimum statutorily required federal, state and local withholding taxes with respect to such Vested Performance-Adjusted Units will be paid by reducing the number of Vested Performance-Adjusted Units actually paid to the Employee. The Company will not be required to issue fractional Shares upon the settlement of the Vested Performance-Adjusted Units.

5. Payments after Death. Any distribution or delivery to be made to the Employee under the Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

6. Corporate Transaction. Notwithstanding any provision herein or in the Plan to the contrary, in the event of any Corporate Transaction during a Performance Period, any outstanding RSUs that have not previously become Performance-Adjusted Units and have not previously been forfeited will become Performance-Adjusted Units at the level of 100% of plan achievement, as set forth on the attached matrix, immediately prior to the effective date of the Corporate Transaction. Any RSUs that do not become Performance-Adjusted Units in accordance with this paragraph 6 will be canceled upon the effectiveness of the Corporate Transaction. Any Performance-Adjusted Units will be treated in the same manner as outstanding RSUs that are time-vested are treated in the Corporate Transaction in accordance with the terms of the Plan, the Notice of Grant and the Agreement.

7. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee or the Employee’s broker.

8. No Effect on Employment. The Employee’s employment with the Company and its Affiliates is on an at-will basis only. Accordingly, the terms of the Employee’s employment with the Company and its Affiliates will be determined from time to time by the Company or the Affiliates employing the Employee (as the case may be), and the Company or the Affiliates will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause or notice.

9. Address for Notices. Any notice to be given to the Company under the terms of the Agreement will be addressed to the Company at 10900 NE 8th Street, Suite 800, Bellevue, WA 98004; Attn: Stock Administration, or at such other address as the Company may hereafter designate in writing or electronically.

10. Award is Not Transferable. Except to the limited extent provided in paragraph 5, the Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the Award and the rights and privileges conferred hereby immediately will become null and void.

11. Binding Agreement. Subject to the limitation on the transferability of the Award contained herein, the Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Employee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

13. Plan Governs. The Agreement and the Notice of Grant are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of the Agreement or the Notice of Grant and one or more provisions of the Plan, the provisions of the Plan will govern.

14. Plan Administrator Authority. The Plan Administrator will have the power to interpret the Plan and the Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have become Performance-Adjusted Units and whether or not any Performance-Adjusted Units have become Vested Performance-Adjusted Units). All actions taken and all interpretations and determinations made by the Plan Administrator in good faith will be final and binding upon the Employee, the Company and all other interested persons. No member of the Plan Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Agreement.

15. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws of the State of Washington without reference to any choice of law rules.

16. Employment Agreement; Conflicting Terms. Notwithstanding anything to the contrary contained in the Notice of Grant, in the Agreement or in the Plan, in the event of any conflict between the terms and conditions of the RSUs as set forth in the Notice of Grant, in the Agreement and in the Plan, as the case may be, and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement will prevail.